INTERMOST CORPORATION
              10th Floor, B10-07 Guomao BuildingRenmin Road (South)
                             Shenzhen, China 518014

December 23, 2003

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Intermost Corporation (the "Company") to be held at 11:00 a.m. local time on Wednesday, January 28, 2004, in the Conference Room located at 35/F Central Plaza, 18 Harbour Road, Wanchai, Hong Kong, People's Republic of China.

In addition to the items set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, we will report on current activities of the Company and will provide you with an opportunity to discuss matters of interest to you as a stockholder.

We sincerely hope that you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please sign, date, and promptly return the enclosed proxy to ensure that your shares are represented.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Intermost Corporation

                                        Very truly yours,

                                        /s/ Andy Lin
                                        ------------------------
                                        ANDY LIN
                                        CHIEF EXECUTIVE OFFICER

                              INTERMOST CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                January 28, 2004

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Intermost Corporation will be held at 11:00 a.m. local time on Wednesday, January 28, 2004 in the Conference Room, 35/F Central Plaza, 18 Harbour Road, Wanchai, Hong Kong, People's Republic of China, for the following purposes:

(1)   To elect four directors, each to a one year term;

(2) To approve an amendment to the Articles of Incorporation increasing the number of shares of common stock from 100,000,000 to 500,000,000;

(3)   To approve the Intermost Corporation 2003 Equity Incentive Plan; and

(4)   To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on December 1, 2003 are entitled to notice of, and to vote at, the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Andy Lin
                                        ------------------------
                                        Andy Lin
                                        Chief Executive Officer

December 23, 2003

                                    IMPORTANT

Whether or not you plan to attend the meeting, please sign, date, and return promptly the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States. Promptly signing, dating, and returning the proxy will save the Company the additional expense of further solicitation.

                              INTERMOST CORPORATION
             10th Floor, B10-07 Guomao Building, Renmin Road (South)
                             Shenzhen, China 518014

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Intermost Corporation ("Intermost Corporation" or the "Company") to be voted at the 2004 Annual Meeting of Stockholders of the Company to be held at 11:00 a.m. local time on Wednesday, January 28, 2004. Stockholders who sign proxies may revoke them at any time before their exercise by delivering a written revocation to the Secretary of the Company, by submission of a proxy with a later date, or by voting in person at the meeting. These proxy materials are being mailed to stockholders on or about January 8, 2004. All monetary information included in this Proxy Statement is stated in U.S. dollars.

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 is being mailed concurrently herewith to all stockholders of record at the close of business on December 1, 2003. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

                                VOTING SECURITIES

Only stockholders of record at the close of business on December 1, 2003 are entitled to vote at the Annual Meeting. The total number of shares of the Company's common stock (the "Common Stock") that were issued, outstanding and entitled to be voted on the record date was 56,392,406 shares. Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. The holders of a majority of the outstanding shares (i.e., 28,196,204 shares) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with applicable law, the election of directors shall be by a plurality of the votes cast, while the approval of all other proposals shall be by a majority of the votes cast. Cumulative voting is not permitted. Shares which abstain from voting as to these matters, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters ("broker non-votes"), will not be counted as votes in favor of, or against, such matters. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions and broker non-votes will be included in the number of shares present and entitled to vote.

                                  SOLICITATION

The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

            DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company will only deliver one proxy statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Intermost Corporation Attn: Corporate Secretary 10th Floor, B10-07 Guomao Building, Renmin Road (South) Shenzhen, China 518014 Telephone No.: (86) 755 8221 0238

Stockholders may also address future requests for separate delivery of information statements and/or annual reports by contacting the Company at the address listed above.

PROPOSAL 1: ELECTION OF DIRECTORS

Four directors are to be elected to our Board of Directors at the Annual Meeting. Each director will hold office for a term of one-year or until his successor is elected and qualified. The Board of Directors has nominated Mr. Andy Lin, Mr. Sai Keung (Hugo) Chan, Mr. Shim (Peter) Yang and Ms. Catalina Chan to serve as directors. All of the nominees currently serve on the Company's Board of Directors. The Company does not have a standing audit, nominating or compensation committee nor does it have committees forming similar functions.

Unless a stockholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated by the Board of Directors to fill any vacancy.

NOMINEES FOR ELECTION

ANDY LIN, AGE 57

Andy Lin has served as President, Chief Executive Officer and Chief Financial Controller of the Company since June 2001 and as a director of the Company since October 1998. Mr. Lin co-founded the Company's predecessor, IML, in January 1998 and served as Vice President of the Company from October 1998 until June 2001. Prior to forming IML, Mr. Lin was the Vice President of China Business Resources from 1994 to 1998. Mr. Lin graduated from Tsinghua University in 1970 and from the Chinese Academy of Sciences in 1981 with a Master of Science degree in computer science.

SAI KEUNG CHAN, AGE 47

Sai Keung (Hugo) Chan joined the Company's predecessor, IML, as Secretary and a director in January 1998 and assumed the same positions with the Company following its merger with IML in October 1998. Mr. Chan received a law degree from the University of Southampton, U.K. and since 1986 has been a partner in the law firm of Liau, Ho & Chan in Hong Kong.

SHIM YANG, AGE 45

Shim (Peter) Yang joined the Company's predecessor, IML, as a director in January 1998 and was appointed a director of the Company following IML's merger with the Company in October 1998. Since December 1997, Mr. Yang has been a Managing Director of Corporate Finance International Ltd., a privately-held investment consulting and business brokerage company in Hong Kong specializing in corporate finance and business restructuring consulting, where he is responsible for corporate development and strategic management. From January 1997 to December 1997, Mr. Yang served as Managing Director of CEC (HK) Ltd., a privately-held company in Hong Kong specializing in securing financing for start-up Internet companies in Hong Kong and China. From 1993 to 1996, Mr. Yang served as Managing Director of Eagle Gain Ltd., a privately-held company in Hong Kong specializing in securing financing for real estate development in China. Mr. Yang received a Bachelors degree in Economics from the University of Foreign Trade in China in 1982.

CATALINA CHAN, AGE 52

Catalina Chan has served as a director of the Company since April 2002. Ms. Chan first established Multi M Company Limited in 1984 and it was one of the first companies to introduce Casio Products into China and is responsible for the trading and logistic management of these products in China. She has over 18 years of experience in China trade for digital products including cameras, watches, personal computers and printers, software and accessories.

The Board of Directors recommends a vote FOR each of the nominees as a director.

PROPOSAL 2: APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION INCREASING THE
            NUMBER OF SHARES OF COMMON STOCK

On December 1, 2003 the Company's Board of Directors adopted an Amendment to the Company's Articles of Incorporation that would increase the authorized number of shares of common stock available for issuance from 100,000,000 to 500,000,000.

Currently, the Company has 100,000,000 shares of common stock authorized, of which 56,392,406 shares are issued and outstanding as of the record date, leaving 43,607,594 shares available for issuance. Management wants an adequate number of shares of common stock available for issuance from time-to-time for various purposes, including the issuance of shares in connection with financing or acquisition transactions and the issuance or reservation of common stock for equity awards to employees, officers, directors, consultants and agents. Once the Company files the Amendment to its Articles of Incorporationt, it will have 443,607,594 shares of authorized but unissued common stock available for issuance, based upon the number of shares outstanding as of December 1, 2003. By increasing the number of authorized shares of common stock, the Company's Board of Directors would be able to authorize the issuance of shares for transactions such as those described herein, as they are needed, without the necessity and related costs and delays of calling a special stockholders' meeting or waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. The Over-the-Counter Bulletin Board does not require a vote of stockholders for the issuance of additional shares. The Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in the Company's Articles of Incorporation or its Bylaws in effect on the date of this Proxy Statement. As of the date of this Proxy Statement, management has no knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

OVER-ALL EFFECT OF THE INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON
STOCK

The availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or its Board of Directors more difficult or time consuming. Furthermore, the availability of additional authorized and unissued shares might make it more difficult to remove management, irrespective of whether or not these actions or others like them would be beneficial to the Company's stockholders. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Wyoming law with respect to a merger or other business combination involving the Company. The Company is not aware of any proposed attempt to take it over or of any attempt to acquire a large block of its common stock. The Company has no present intention to use the increased authorized common stock for anti-takeover purposes.

SECTION 17-16-1004 OF THE WYOMING BUSINESS CORPORATION ACT

Section 17-16-1004 of the Wyoming Business Corporation Act permits the amendment of the Articles of Incorporation to allow for an increase or decrease of the aggregate number of authorized shares of a class so long as the holders of at least a majority of the issued and outstanding shares of the effected class approve the action.

Based on the foregoing discussion, the Board of Directors requests that stockholders approve the following resolutions in connection with the proposed Amendment to the Articles of Incorporation:

RESOLVED, that Article IV of the Articles of Incorporation is deleted in its entirety and the following shall appear in its place:

The Corporation shall have the authority to issue five hundred million (500,000,000) shares of common stock, par value $.001 per share ("Common Stock") and five million (5,000,000) shares of preferred stock, par value $.001 per share. Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is expressly granted authority, without shareholder approval, and within the limits of the Wyoming Statutes, to:

(a) designate in whole or in part, the preferences, limitations and relative rights, of any class of shares before the issuance of any shares of that class:

(b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or in part, the preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

(d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered (any one of them acting alone), in the name and on behalf of the Company, to execute and deliver the Amendment to the Secretary of State of the State of Wyoming for filing; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered (any one of them acting alone), in the name of and on behalf of the Company, to procure any authorizations or approvals or to do or cause to be done all such acts or things and to sign and deliver or cause to be signed and delivered, all such documents, including but not limited to, stock certificates, federal and state securities forms, filings, applications or other documents, with such amendments, additions and other modifications thereto, as such officer may deem appropriate, which shall be deemed conclusively evidenced by the execution and delivery thereof, and to carry out and fully perform the terms and provisions of such documents in order to carry into effect the foregoing resolutions and to fully effect the transactions contemplated in such resolutions.

The Board of Directors recommends a vote FOR the Amendment to the Articles of Incorporation.

PROPOSAL 3: APPROVAL OF THE ADOPTION OF THE INTERMOST CORPORATION
            2003 EQUITY INCENTIVE PLAN

The following discussion is qualified in its entirety by the terms and provisions of the Intermost Corporation 2003 Equity Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit 1.

On December 1, 2003 the Board of Directors adopted the Intermost Corporation 2003 Equity Incentive Plan (the "Plan"). A copy of the Plan is attached as
Exhibit 1 to this Proxy Statement. The Plan authorizes awards of options (both incentive stock options and non-qualified stock options), awards of stock ("Stock Award") and the granting of bonus stock ("Stock Bonus"). Persons eligible to receive awards under the Plan include the Company's employees, officers and directors and its consultants, independent contractors and advisors. As of the date of this Proxy Statement, the Company has 60 employees, two officers and four directors who would be eligible to receive awards under the Plan. The number of persons covered by the Plan may increase if we add additional employees (including officers) and directors. As of the date of this Proxy Statement, no awards have been granted from the Plan.

The Company's Board of Directors, or a committee made up of members of the Company's Board of Directors, will administer the Plan. For purposes of this discussion, the body administering the Plan will be referred to as the Administrator. The Administrator has the authority to determine, at its discretion, the number and type of awards that will be granted, the recipients of the awards, any exercise or purchase price required to be paid, when options may be exercised and the term of option grants. Awards under the Plan are not defined as to any group. The term of the Plan is 10 years from the date the Plan was adopted by the Board of Directors. If the Amendment to the Articles of Incorporation increasing the number of shares of authorized common stock to 500,000,000 is approved by the stockholders, we intend to reserve 20,000,000 shares of our common stock for awards to be made under the Plan. If the Amendment to the Articles of Incorporation is not approved by the stockholders, we intend to reserve 10,000,000 shares of our common stock for awards to be made under the Plan. As of December 1, 2003 the approximate total fair market value of the common stock available to be awarded from the Plan would have been approximately $8,200,000 if 20,000,000 shares were reserved, and approximately $4,100,000 if 10,000,000 shares were reserved.

The exercise price for stock options granted to officers and directors must be the fair market value of the common stock on the date of grant. The exercise price for stock options granted to eligible persons other than officers and directors may not be less than 85% of the fair market value of the common stock on the date of grant. The term of an option may not exceed 10 years.

A Stock Award is an offer by the Company to sell to an eligible person shares of common stock that may or may not be subject to restrictions. Stock Awards granted to officers and directors must be granted at the fair market value of the common stock on the date of the award. Stock Awards granted to eligible persons who are not officers or directors may not be granted at less than 85% of the fair market value of the common stock on the date of the award. Stock Awards may be subject to vesting conditions, as determined by the Administrator.

A Stock Bonus is a grant of shares that may be awarded to an eligible person. A Stock Bonus may be subject to vesting conditions, as determined by the Administrator. A Stock Bonus may be awarded for any reason determined by the Administrator, including, but not limited to, extraordinary services rendered to the Company by an eligible person, as an award for performance achieved by the Company or upon satisfaction of performance goals by the eligible person.

In the United States, a recipient will not recognize any taxable income at the time an option is granted. However, upon exercise of an option, the recipient will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the recipient's exercise price. The included amount will be treated as ordinary income by the recipient and may be subject to withholding. Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. There is no tax consequence to the Company as a result of either the grant or the vesting of stock options.

BENEFITS ALLOCATED TO EXECUTIVE OFFICERS

As of December 1, 2003, no awards have been made to persons who comprise the Company's executive group, the non-executive director group and the non-executive officer employee group.

Awards may be made to the Company's officers and directors, who comprise the executive group, in the future. As of the date of this Proxy Statement, no awards have been specifically designated to members of the executive group.

The Board of Directors recommends a vote "FOR" the approval of the adoption of the Intermost Corporation 2003 Equity Incentive Plan.

BOARD AND COMMITTEE MEETINGS

The Board of Directors held 17 meetings from July 1, 2002 to June 30, 2003. None of the Directors missed a meeting.

COMPENSATION OF THE BOARD OF DIRECTORS

Neither employee nor non-employee directors received any compensation for his or her service as a director in the 2003 fiscal year.

The Company reimburses its directors for out-of-pocket expenses incurred on behalf of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table is furnished as of December 1, 2003 to indicate beneficial ownership of shares of the Company's common stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's common stock, (2) each director and named officer of the Company, individually, and (3) all officers and directors of the Company as a group.

Name and Address of                                           Number of Shares
Beneficial Owner (1)                                          Beneficially Owned      Percent
--------------------                                          ------------------      -------
Allied Point Limited (3) ...............................         3,218,653(2)          6.53%
Andy Lin (3) ...........................................         3,218,653(2)          6.53%
Andy Lin ...............................................         3,922,801             7.96%
Shim Yang ..............................................           350,000             0.71%
Catalina Chan (4) ......................................         1,000,000             2.03%
Grand Grade International Ltd (4) ......................         1,000,000             2.03%
Sai Keung Chan .........................................           700,000             1.42%
Mass United Investment Ltd. ............................         2,500,000             5.07%
    All officers and directors as a group (4 persons) ..         9,191,454            16.30%

----------
(1) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of each person or group.
(2) Allied Point Limited is a corporation organized under the laws of the British Virgin Islands and is owned 50% by Jun Liang and 50% by Andy Lin. Therefore, Mr. Lin IS deemed to be the beneficial owner of these shares.
(3) Address is 10th Floor, B10-07 Guomao Building, Renmin Rd.(South), Shenzhen, China 518014.
(4) Catalina Chan is director and shareholder of Grand Grade International Ltd. and may be deemed to be the beneficial owner of the share held by Grand Grade International Ltd

To our knowledge, none of our directors, officers or affiliates, or any holder of 5% or more of the Company's common stock, or any associate of our directors, officers or affiliates, is a party that is adverse to us in any material legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require the Company's directors and executive officers and persons who own more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company.

Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements, the Company believes that, with respect to its fiscal year ended December 31, 2002, all of the Company's directors and officers and all of the persons known to the Company to own more than ten percent (10%) of the Company's common stock, either failed to file on a timely basis, or have yet to file, the required beneficial ownership reports with the Securities and Exchange Commission. The Company is in the process of obtaining the information to file all required reports.

The Company was provided no forms or written representations with respect to
Section 16 compliance.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

For the 2003 fiscal year, all executive officers received their salaries from the Company and no bonus was paid to any executive officer. Executive officers include our current Chief Executive Officer and President, Andy Lin, our former Chief Executive Officer and President, Jun Liang, and Kam Fai Sun, our former Finance Manager.

The following table sets forth information concerning cash and non-cash compensation paid or accrued to our executive officers during the past three fiscal years:

                                                                        LONG TERM COMPENSATION
                                          ANNUAL COMPENSATION                   AWARDS                     PAYOUTS
                                  ----------------------------------   ------------------------   -------------------------
                                                           Other       Restricted
                                                           Annual        Stock      Securities      LTIP       All Other
Name and Principal                 Salary       Bonus   Compensation     Awards     Underlying     Payout     Compensation
Position                Year        ($)          ($)          ($)          ($)     Options/SARs      ($)          ($)
------------------      ----      -------       -----   ------------   ----------  ------------    ------     ------------
Andy Lin,               2003      128,205(4)      0            0            0            0            0            0
CEO and                 2002       76,923         0            0            0            0            0            0
President(1)            2001       76,923         0        5,640            0            0            0            0

Jun Liang               2003            0         0            0            0            0            0            0
CEO, Chairman           2002        5,769         0            0            0            0            0            0
and President(2)        2001       92,307         0        5,640            0            0            0            0

Kam Fai Sun             2003      102,564(5)      0            0            0            0            0            0
Finance Manager(3)      2002       19,231         0            0            0            0            0            0
                        2001            0         0            0            0            0            0            0

----------
(1) Mr. Lin was appointed as Chief Executive Officer and President of the Company in June 2001. Previously, Mr. Lin served as Vice President of the Company.
(2) Mr. Liang served as Chief Executive Officer of the Company from October 1998 until June 2001.
(3) Mr. Sun's employment with the Company began on March 25, 2002 and terminated on February 28, 2003. Mr. Sun continues to perform consulting services for the Company.
(4) Of this amount, $76,923 was paid in cash and the balance, totaling $51,282, was paid by issuing to Mr. Lin 1,709,400 shares of the Company's common stock having a value of $0.03 a share.
(5) Of this amount, $51,282 was paid in cash and the balance, totaling $51,282, was paid by issuing to Mr. Sun 1,709,400 shares of the Company's common stock having a value of $0.03 a share.

OTHER COMPENSATION AND EMPLOYMENT ARRANGEMENTS

No executive officer, at June 30, 2003, had an employment agreement.

During the 2003 fiscal year, the Company did not grant options to any of its directors or executive officers. However, on December 1, 2003 the Board of Directors adopted the Intermost Corporation 2003 Equity Incentive Plan. No awards have been made under this plan. For a discussion of the plan, please see page 5 of this Proxy Statement.

                      EQUITY COMPENSATION PLAN INFORMATION

----------------------------------------------------------------------------------------------------------------------
                                                                                          Number of securities
                                                                                          remaining available for
                                Number of securities to be   Weighted average exercise    future issuance under
                                issued upon exercise of      price of outstanding         equity compensation plans
                                outstanding options,         options, warrants and        (excluding securities
         Plan Category          warrants and rights          rights                       reflected in column 2)
----------------------------------------------------------------------------------------------------------------------
Equity Compensation Plan
Approved by Security Holders             0                            $0                           0
----------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Not
Approved by Security Holders             N/A                          N/A                          N/A
----------------------------------------------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the years ended June 30, 2001 and 2002, Jun Liang and Andy Lin, officers, directors and principal shareholders of the Company, advanced funds to, and were advanced funds by, the Company on an unsecured, non-interest bearing basis without pre-determined repayment terms. At June 30, 2002, the net balances owed to Mr. Liang and Mr. Lin were $80,891 and $143,496, respectively. At June 30, 2003, the net balances owed to Mr. Liang and Mr. Lin were $80,487 and $51,071, respectively.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Our independent public accountant for the 2003 fiscal year was Moores Rowland. A representative of Moores Rowland is not expected to to be present at the Annual Meeting.

In September 2001, the Company's Board of Directors dismissed
PricewaterhouseCoopers as the independent auditors for the Company and selected Blackman Kallick Bartelstein LLP to serve as its new independent auditors.

In January 2002, the Company's Board of Directors dismissed Blackman Kallick Bartelstein LLP as the independent auditors for the Company and selected Moores Rowland to serve as its new independent auditors.

PricewaterhouseCoopers did not render any audit reports on the financial statements of the Company. During the Company's two quarterly interim period preceding the dismissal of PricewaterhouseCoopers, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreements in connection with its report. During the Company's two quarterly interim period preceding the dismissal of PricewaterhouseCoopers, there have been no reportable events of the type required to be disclosed by
Item 304(a)(1)(v) of Regulation S-K.

Blackman Kallick Bartelstein LLP's audit report on the financial statements of the Company as of June 30, 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the subsequent interim period preceding the resignation of Blackman Kallick Bartelstein LLP, there were no disagreements with Blackman Kallick Bartelstein LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Blackman Kallick Bartelstein LLP, would have caused Blackman Kallick Bartelstein LLP to make reference to the subject matter of the disagreements in connection with its report.

The following table sets forth fees billed to us by our auditors during the fiscal years ended June 30, 2002 and June 30, 2003 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

                                              June 30, 2003        June 30, 2002
                                              -------------        -------------

(i)   Audit Fees                                 $74,750              $82,500
(ii)  Audit Related Fees                         $    --              $    --
(iii) Tax Fees                                   $    --              $    --
(iv)  All Other Fees                             $    --              $    --

                              STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year's Proxy Statement must be directed to the Corporate Secretary at Intermost Corporation, 10th Floor, B10-07 Guomao Building, Renmin Road (South), Shenzhen, China 518014, and must have been received by August 18, 2004. Any stockholder proposal for next year's annual meeting submitted after November 1, 2004 will not be considered filed on a timely basis with the Company. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives, provided that (i) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and
(ii) the proponent does not issue a Proxy Statement.

                                  OTHER MATTERS

The Company is not aware of any other business to be acted on at the meeting. If other business requiring a vote of the stockholders comes before the meeting, the holders of the proxies will vote in accordance with their best judgment.

                                    EXHIBIT 1

                              INTERMOST CORPORATION

                           2003 EQUITY INCENTIVE PLAN

                           AS ADOPTED DECEMBER 1, 2003

1. PURPOSE.

The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and its Parent and Subsidiaries (if any), by offering them an opportunity to participate in the Company's future performance through awards of Options, the right to purchase Common Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 2.

2. DEFINITIONS.

As used in this Plan, the following terms will have the following meanings:

"AWARD" means any award under this Plan, including any Option, Stock Award or Stock Bonus.

"AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

"BOARD" means the Board of Directors of the Company.

"CAUSE" means any cause, as defined by applicable law, for the termination of a Participant's employment with the Company or a Parent or Subsidiary of the Company.

"COMMITTEE" means the Board of Directors or any committee made up of members of the Board of Directors.

"COMPANY" means Intermost Corporation or any successor corporation.

"DISABILITY" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

"FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(b) if such Common Stock is quoted on the NASDAQ National Market or the NASDAQ SmallCap Market, its closing price on the NASDAQ National Market or the NASDAQ SmallCap Market on the date of determination;

(c) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination; or

(d) if none of the foregoing is applicable, by the Committee in good faith.

"INSIDER" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

"OPTION" means an award of an option to purchase Shares pursuant to Section 6.

"PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"PARTICIPANT" means a person who receives an Award under this Plan.

"PERFORMANCE FACTORS" means the factors selected by the Committee, in its sole and absolute discretion, from among the following measures to determine whether the performance goals applicable to Awards have been satisfied:

(a) Net revenue and/or net revenue growth;

(b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c) Operating income and/or operating income growth;

(d) Net income and/or net income growth;

(e) Earnings per share and/or earnings per share growth;

(f) Total stockholder return and/or total stockholder return growth;

(g) Return on equity;

(h) Operating cash flow return on income;

(i) Adjusted operating cash flow return on income;

(j) Economic value added; and

(k) Individual business objectives.

"PERFORMANCE PERIOD" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Stock Awards or Stock Bonuses, if such Awards are restricted.

"PLAN" means this Intermost Corporation 2003 Equity Incentive Plan, as amended from time to time.

"PURCHASE PRICE" means the price at which the recipient of a Stock Award may purchase the Shares.

"SEC" means the Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SHARES" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 3 and 18, and any successor security.

"STOCK AWARD" means an award of Shares pursuant to Section 7.

"STOCK BONUS" means an award of Shares, or cash in lieu of Shares, pursuant to
Section 8.

"SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"TERMINATION" or "TERMINATED" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer or director to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

3. SHARES SUBJECT TO THE PLAN.

3.1 Number of Shares Available. Subject to Sections 3.2 and 18, the total aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan shall be _________________________________ Shares and will include Shares that are subject to:

(a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

3.2 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

4. ELIGIBILITY.

Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company. A person may be granted more than one Award under this Plan.

5. ADMINISTRATION.

5.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned; and

(k) make all other determinations necessary or advisable for the administration of this Plan.

5.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

6. OPTIONS.

The Committee may grant Options to eligible persons, the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

6.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement (hereinafter referred to as the "Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

6.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

6.3 Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

6.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided, however, in the case of a grant to an officer or director, the Exercise Price must be the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 of this Plan.

6.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee, (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

6.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant's service is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three months after the Termination Date (or such longer time period not exceeding five years as may be determined by the Committee).

(b) If the Participant's service is Terminated because of the Participant's death or Disability (or the Participant dies within three months after a Termination other than for Cause or because of Participant's Disability), then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant's legal representative) no later than 12 months after the Termination Date (or such longer time period not exceeding five years as may be determined by the Committee).

(c) Notwithstanding the provisions in paragraph 6.6(a) above, if the Participant's service is Terminated for Cause, neither the Participant, the Participant's estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after Termination, whether or not after Termination the Participant may receive payment from the Company or a Subsidiary for vacation pay, for services rendered prior to Termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, Termination shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is Terminated.

6.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable.

6.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 6.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

7. STOCK AWARD.

A Stock Award is an offer by the Company to sell to an eligible person Shares that may or may not be subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, if any, and all other terms and conditions of the Stock Award, subject to the following:

7.1 Form of Stock Award. All purchases under a Stock Award made pursuant to this Plan will be evidenced by an Award Agreement

(the "Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of a Stock Award will be accepted by the Participant's execution and delivery of the Stock Purchase Agreement and payment for the Shares to the Company in accordance with the Stock Purchase Agreement.

7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Stock Award will be determined by the Committee on the date the Stock Award is granted and may not be less than 85% of the Fair Market Value of the Shares on the grant date, except in the case of a sale to an officer or director, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price must be made in accordance with Section 9 of this Plan.

7.3 Terms of Stock Awards. Stock Awards may be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of performance goals set out in advance in the Participant's individual Stock Purchase Agreement. Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Stock Award subject to restrictions, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the transfer of any Stock Award, the Committee shall determine the extent to which such Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Awards that are subject to different Performance Periods and have different performance goals and other criteria.

7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then the Company shall be entitled to pay such Participant in Shares or cash with respect to the Stock Award, but only to the extent earned as of the date of Termination in accordance with the Stock Purchase Agreement, unless the Committee determines otherwise.

8. STOCK BONUSES.

8.1 Awards of Stock Bonuses. A Stock Bonus is an award of Shares for extraordinary services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus will be awarded pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be awarded in connection with an achievement of the Company, Parent or Subsidiary, in recognition of exceptional services rendered to the Company, Parent or Subsidiary by the Participant and/or based on individual performance factors or upon such other criteria as the Committee may determine.

8.2 Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and
(c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

8.3 Form of Payment. The earned portion of a Stock Bonus may be paid to the Participant by the Company either currently or on a deferred basis, with such interest or dividend equivalent, if any, as the Committee may determine. Payment of an interest or dividend equivalent (if any) may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

9. PAYMENT FOR SHARE PURCHASES.

Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by the Participant in the public market;

(c) by waiver of compensation due or accrued to the Participant for services rendered;

(d) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

(1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

10. WITHHOLDING TAXES.

10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy local tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy local tax requirements.

10.2 Stock Withholding. When, under applicable tax laws, a participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and will be in writing in a form acceptable to the Committee.

11. PRIVILEGES OF STOCK OWNERSHIP.

11.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and will have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are issued pursuant to a Stock Award with restrictions, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Stock Award.

11.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant's purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

12. NON-TRANSFERABILITY.

Awards of Shares granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution. Awards of Options granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor, or by gift to "immediate family" as that term is defined in 17 C.F.R. 240.16a-1(e). During the lifetime of the Participant an Award will be exercisable only by the Participant. During the lifetime of the Participant, any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

13. CERTIFICATES.

All certificates for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14. ESCROW; PLEDGE OF SHARES.

To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

15. EXCHANGE AND BUYOUT OF AWARDS.

The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17. NO OBLIGATION TO EMPLOY.

Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

18. CORPORATE TRANSACTIONS.

18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, (i) the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 18 and (ii) any or all Options granted pursuant to this Plan will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines. If such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19. ADOPTION AND STOCKHOLDER APPROVAL.

This Plan will become effective on the date on which it is adopted by the Board (the "Effective Date"). Upon the Effective Date, the Committee may grant Awards pursuant to this Plan. The Company intends to seek stockholder approval of the Plan within 12 months after the date this Plan is adopted by the Board.

20. TERM OF PLAN/GOVERNING LAW.

Unless earlier terminated as provided herein, this Plan will terminate 10 years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Wyoming.

21. AMENDMENT OR TERMINATION OF PLAN.

The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

22. NONEXCLUSIVITY OF THE PLAN.

Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23. ACTION BY COMMITTEE.

Any action permitted or required to be taken by the Committee or any decision or determination permitted or required to be made by the Committee pursuant to this Plan shall be taken or made in the Committee's sole and absolute discretion.

                              INTERMOST CORPORATION
             10th Floor, B10-07 Guomao Building, Renmin Road (South)
                             Schenzhen, China 518014

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Intermost Corporation (the "Company") hereby appoints Andy Lin as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Wednesday, January 28, 2004 at 11:00 a.m. at Conference Room, 35/F Central Plaza, 18 Harbour Road, Wanchai, Hong Kong and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.

PROPOSAL 1 - ELECTION OF DIRECTORS:

|_| FOR all four nominees listed below.

|_| WITHHOLD AUTHORITY to vote for all four nominees for director listed below.

|_| FOR all four nominees for director listed below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through. Nominees: Andy Lin; Sai Keung Chan; Shim Yang; Catalina Chan

PROPOSAL 2 - Approval of the Amendment to the Articles of Incorporation increasing the number of shares of authorized common stock to 500,000,000.

|_| FOR |_| AGAINST |_| ABSTAIN

PROPOSAL 3 - APPROVING THE INTERMOST CORPORATION 2003 EQUITY INCENTIVE PLAN.

|_| FOR |_| AGAINST |_| ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders(s). If no direction is made, this proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors, "FOR" the proposal to amend the Articles of Incorporation to increase the authorized shares of common stock to 500,000,000, and "FOR" the approval of the Intermost Corporation 2003 Equity Incentive Plan. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

Dated:__________________, 200__

                                        ________________________________________
                                              (Stockholder's Signature)

                                        ________________________________________
                                               (Stockholder's Signature)

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears hereon. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.